Exhibit 5.1

Mail completed form to: SoundExchange - Dept. 4037 Washington, DC 20042-4037 (for other delivery, see page 4, SUBMITTING)	2016 ANNUAL MINIMUM FEE COMMERCIAL CRB WEBCASTER STATEMENT OF ACCOUNT FORM

PAYMENTS MUST BE ACCOMPANIED BY THIS FORM. THE FORM MUST BE SIGNED.
NAME OF SERVICE AND URL OF SERVICE
LINE 1 - Name of Service (Licensee):	8tracks, Inc
LINE 2 - URL (website address):	www.8tracks.com

The Name of Service and URL must be the same as on the Licensee’s Notice of Use filed with the Copyright Office. If the

Licensee has not submitted a Notice of Use form, the Licensee must do so immediately. The

Notice of Use form may be downloaded at www.copyright.gov or www.soundexchange.com/service-provider/.

STATION/CHANNEL INFORMATION ☐ Check this box if this form represents multiple stations, and go to Page 3
LINE 3 – Station Call Letters (if the service is also an AM/FM station):
LINE 4 - Format/Genre (single station only):
LINE 5 - Initial Streaming Date (date service historically began streaming):	8/8/2008

TRANSMISSION TYPES (Check one from each row)
☐ Simulcast from FCC-licensed AM/FM transmission | ☒ Internet only | ☐ Both
☐ Subscription transmission | ☐ Nonsubscription transmission | ☒ Both

ANNUAL MINIMUM FEE ☐ Check this box if this is a restatement

Commercial Webcasters must pay the lesser of $50,000.00 or $500.00 per station/channel.

Stations/channels that will begin streaming between February 1 and December 31, please see Page 4.

All minimum fee payments must be accompanied by this signed statement of account.

LINE 6 – NUMBER OF STATIONS OR CHANNELS Please enter the number of stations or channels represented on this form.	1
LINE 7 – 2016 ANNUAL MINIMUM FEE If a service has more than 100 station or channels in Line 6, please enter $50,000.00; otherwise, enter $500.00 multiplied by Line 6.	$50,000
LINE 8 – PREVIOUS PAYMENTS FOR 2016 LIABILITY: Enter any amounts previously paid for the 2016 minimum fee.	$
LINE 9 – CURRENT TOTAL MINIMUM FEE LIABILITY: Amount owed to SoundExchange. Subtract line 8 from the 2016 annual minimum fee. If amount is less than zero, please contact SoundExchange.	$50,000

Office Use Only – CW-CRB – Minimum 11-5-15

DUE DATE FOR 2016 ANNUAL MINIMUM FEE
If initial 2016 streaming occurs between January 1 and January 31, 2016:	February 1, 2016
If initial 2016 streaming occurs between February 1 and December 31, 2016:	45 days after the end of the month in which initial 2016 streaming occurs.

ATTESTATION
The information below is required by federal regulations. For more information about rates and terms for Commercial Webcasters, see 37 CFR Part 380.

I, the undersigned owner/officer/partner/agent of the Licensee, have examined this Statement of Account and hereby state that it is true, accurate, and complete to my knowledge after reasonable due diligence and that it fairly represents, in all material respects, the liabilities of the Licensee pursuant to 17 U.S.C. 112(e) and 114 and applicable regulations adopted under those sections.

SIGNATURE

Date:	January 20th 2016
First Name:	Sam
Last Name:	Filer
Title:	Director of Finance & Operations
Address:	51 Sharon Street
City:	San Francisco
State:	California
ZIP:	94114
Telephone:	415.691.0368
Email Address:	sfiler@8tracks.com
Name of contact for station:	David Porter
Phone number of contact for station:	415-948-4216
Email address for station:	dp@8tracks.com

Office Use Only – CW-CRB – Minimum 12-22-15

STATION/CHANNEL LIST

If the service is operating with multiple stations and channels, list them below.

If the number of stations/channels exceeds 20, please contact SoundExchange for assistance.

URL (Do NOT include “HTTP://” or “www.”)	GENRE	INITIAL STREAMING DATE (MM/DD/YYYY)

Office Use Only – CW-CRB – Minimum 12-22-15

I. ELIGIBILITY FOR COMMERCIAL WEBCASTER (CRB) RATES AND TERMS

The Licensee identified above hereby declares that it is eligible for the rates and terms for the statutory licenses for the making of ephemeral phonorecords and digital audio transmissions of sound recordings by Commercial Webcasters published at 37 CFR Part 380.

The Licensee also acknowledges that it is required to submit monthly Statement of Account forms, calculating year-to-date liability, within 45 days after the end of each month. This additional Statement of Account form should be accompanied by any additional payment as indicated.

The Licensee further acknowledges that services are required to submit Reports of Use on a monthly (or, in some instances, quarterly) basis, as described in the notice and recordkeeping terms. For more information regarding these and other obligations, please visit www.soundexchange.com.

SoundExchange will not confirm receipt of payments and Statements of Account delivered by mail or email. If a service requires confirmation of receipt, please use SoundExchange Licensee Direct, registered mail, return receipt requested, or an express/overnight delivery service with tracking ability.

II. MULTIPLE STATIONS/CHANNELS

Commercial Webcasters operating multiple stations or channels are encouraged to consolidate all stations and channels into a single Statement of Account for minimum fees, and a single Statement of Account each month for the purposes of calculating royalties. Monthly Reports of Use should also be submitted in the same consolidated manner. Services may also submit separate Statements of Account per station or channel (as well as separate Reports of Use). The choice to submit stations or channels in a consolidated or per station manner should be consistent during each calendar year, and changing this submission format should occur only beginning January of the subsequent calendar year.

III. STATIONS/CHANNELS WITH INITIAL STREAMING DATE BETWEEN FEBRUARY 1 AND DECEMBER 31

Services adding/starting stations/channels on or after 2/1/2016 should (re)submit the minimum fee SOA, leaving Lines 8 and 9 blank, and accompany the form with both a monthly SOA and (if indicated on the monthly form) the applicable payment.

NOTICE: Services that have filed a Notice of Use of Sound Recordings under Statutory License with the Copyright Office are obligated to comply with all requirements of the statutory licenses under Sections 112 and 114 of the Copyright Act. It is the responsibility of each such service to ensure that it is in full compliance with the requirements of the statutory licenses under 17 U.S.C. §§ 112 & 114. SoundExchange is not in a position to determine whether each of the many services that rely on these statutory licenses is eligible for statutory licensing and does not in fact make any such determination. Nor does SoundExchange verify that such services are in full compliance with all applicable requirements of the two statutory licenses. Accordingly, SoundExchange’s acceptance of services’ payment does not express or implies any acknowledgment that a service is in compliance with the requirements of the statutory licenses or otherwise eligible to rely on the statutory licenses. SoundExchange, its members and other copyright owners reserve all their rights to take enforcement action against a service that is not in compliance with those requirements, regardless of any royalty payments such service may have made to SoundExchange.

SUBMITTING: Mail statements of account and payments to SoundExchange, Dept. 4037, Washington, DC 20042-4037. If you are using a courier or delivery service, please send to: SoundExchange, Inc., Attn: 4037, 1000 Stewart Avenue, Glen Burnie, MD 21061. If no payment is owed, a signed copy of the complete form may be e-mailed to royaltyadministration@soundexchange.com.

Visit Soundexchange Licensee Direct for online payment and submission of forms and reports!

If you have questions, please contact licenseerelations@soundexchange.com.

Office Use Only – CW-CRB – Minimum 12-22-15